Exhibit 99.1

PRESS RELEASE

Ocera Therapeutics Announces Second Quarter 2013 Financial Results

SAN DIEGO, CA (August 13, 2013) - Ocera Therapeutics, Inc. (“Ocera” or the “Company”) (NASDAQ: OCRX), a clinical stage biopharmaceutical company focused on the development and commercialization of proprietary compounds to treat acute and chronic orphan liver diseases, today announced its financial results and business update for the second quarter ended June 30, 2013. On July 15, 2013, Ocera Therapeutics, Inc., a privately held company, completed a merger with Tranzyme, Inc. (“Tranzyme”). Following the merger, the combined company changed its name to Ocera Therapeutics, Inc. The following financial results are the historical results of Tranzyme as the quarter end occurred prior to the closing of the merger.

Select Second Quarter 2013 Financial Results
Total revenue for the second quarter of 2013 was $0.9 million compared to $2.4 million in the same period last year. The decrease in revenue was primarily due to the completion of development activities with Bristol-Myers Squibb in January 2013. Research and development expenses were $1.2 million in the second quarter 2013 as compared to $5.5 million for the same period in 2012. The decrease was primarily due to the cessation of Tranzyme's Phase 3 clinical trials for ulimorelin and Tranzyme's Phase 2b trials for TZP-102. General and administrative expenses were $2.2 million in the second quarter of 2013 versus $1.9 million in the same period last year, reflecting increased expenses for legal and financial advisors related to the merger transaction. Tranzyme reported a consolidated net loss of $2.5 million compared to $5.6 million for the second quarter of 2012. Cash and cash equivalents at June 30, 2013 were approximately $8.6 million.

Reverse Split and Merger with Tranzyme
On July 15, 2013, Ocera Therapeutics, Inc., the privately held company, completed its merger with Tranzyme following the approval of the transaction by stockholders of Tranzyme at a special meeting. Prior to the merger, Tranzyme effected a 12-to-1 reverse split of its outstanding common stock. After giving effect to the merger and the reverse stock split, the stockholders of pre-merger Ocera received approximately 0.11969414 shares of the Company's common stock for each share of pre-merger Ocera's common stock held by them. All options and warrants of pre-merger Ocera outstanding prior to the merger were assumed by Tranzyme in the merger. Immediately following the merger, the combined company changed its named to “Ocera Therapeutics, Inc.”

Closed Private Placement Financing

Immediately following the closing of the merger, certain Ocera investors, including Domain Associates, Thomas, McNerney & Partners, Sofinnova Ventures, InterWest Partners, Greenspring Associates, Agechem, CDIB and Wasatch Advisors and certain affiliates thereof, invested approximately $20 million in the Company through a private placement financing at $6.0264 per share of post-split Company stock. Following the merger and the financing, the Company has approximately 11.3 million shares outstanding.

“We are delighted to have completed the merger and financing,” said Linda S. Grais, MD, President and Chief Executive Officer of Ocera. “The strength of our combined team and the fresh capital allows us to make rapid progress in the development of OCR-002. We are excited to be preparing for the Phase 2b trial of OCR-002 as an intravenous treatment for acute hepatic encephalopathy in hospitalized patients with liver cirrhosis, an unmet need for which there are no other drugs in clinical development.”

About Ocera Therapeutics
Ocera Therapeutics, Inc., based in San Diego, California with an office in Research Triangle Park, North Carolina, is a clinical stage biopharmaceutical company focused on the development and commercialization of proprietary compounds to treat acute and chronic orphan liver diseases. Ocera's lead drug candidate, OCR-002 (ornithine phenylacetate), is an ammonia scavenger in clinical development to treat hyperammonemia and associated hepatic encephalopathy in patients with liver cirrhosis, acute liver failure and acute liver injury. For additional information, please see www.ocerainc.com.

Forward-Looking Statements
Certain statements in this communication constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control.

Risks and uncertainties of the Company include, but are not limited to: liquidity and trading market for shares following the merger and financing; inability or the delay in obtaining required regulatory approvals for product candidates, and/or which may result in unexpected cost expenditures; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; failure to realize any value of certain product candidates developed and being developed, including with respect to OCR-002, in light of inherent risks and difficulties involved in successfully bringing product candidates to market; inability to develop new product candidates and support existing products; the approval by the FDA and EMA and any other similar foreign regulatory authorities of other competing or superior products brought to market; risks resulting from unforeseen side effects; risk that the market for the Company's products may not be as large as expected; inability to obtain, maintain and enforce patents and other intellectual property rights or the unexpected costs associated with such enforcement or litigation; inability to obtain and maintain commercial manufacturing arrangements with third party manufacturers or establish commercial scale manufacturing capabilities; loss of or diminished demand from one or more key customers or distributors; unexpected cost increases and pricing pressures; continuing or deepening economic recession and its negative impact on customers, vendors or suppliers; uncertainties of cash flows and inability to meet working capital needs; cost reductions that may not result in anticipated level of cost savings or cost reductions after the merger; and risks associated with the possible failure to realize certain benefits of the, including future financial, tax, accounting treatment, and operating results. Many of these factors that will determine actual results are beyond the Company's ability to control or predict.

Other risks and uncertainties are more fully described in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 and in Tranzyme's Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC, and in other filings that the Company makes and will make with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. While we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date after the date stated herein.

Financial Tables Follow

Tranzyme, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Licensing and royalty revenue	$893	$1,340	$1,492	$2,783
Research revenue	—	1,071	—	2,236
Total revenue	893	2,411	1,492	5,019
Operating expenses:
Research and development	1,218	5,535	3,074	13,675
General and administrative	2,152	1,880	4,288	3,828
Total operating expenses	3,370	7,415	7,362	17,503
Operating loss	(2,477)	(5,004)	(5,870)	(12,484)
Interest expense, net	5	(624)	7	(1,056)
Other income (expense), net	4	19	2	(489)
Net loss	$(2,468)	$(5,609)	$(5,861)	$(14,029)
Net loss per share-basic and diluted	$(1.07)	$(2.74)	$(2.55)	$(6.84)
Shares used to compute net loss per share-basic and diluted	2,300,036	2,050,657	2,300,036	2,050,382

Other comprehensive income (loss):
Net loss	$(2,468)	$(5,609)	$(5,861)	$(14,029)
Foreign currency translation adjustment	(33)	(62)	(73)	(42)
Comprehensive loss	$(2,501)	$(5,671)	$(5,934)	$(14,071)

Tranzyme, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share amounts)

	June 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$8,614	$15,319
Accounts receivable, net	143	152
Investment tax credits receivable	295	746
Prepaid expenses and other assets	285	369
Total current assets	9,337	16,586
Investment tax credits receivable	178	—
Furniture, fixtures and equipment, net	747	942
Total assets	$10,262	$17,528

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$492	$1,678
Accrued liabilities	586	840
Current portion of deferred revenue	—	599
Total current liabilities	1,078	3,117
Other long-term liabilities	127	137
Total liabilities	1,205	3,254
Total stockholders' equity	9,057	14,274
Total liabilities and stockholders' equity	$10,262	$17,528

Inquiries:
Susan Sharpe
Director, Corporate Communications
Ocera Therapeutics, Inc.
(919) 328-1109
ssharpe@ocerainc.com